Exhibit 99.1

PRESS RELEASE

ON2 TECHNOLOGIES ANNOUNCES FINANCIAL RESULTS FOR FIRST QUARTER OF 2009

Clifton Park, NY (April 30, 2009) - On2 Technologies, Inc. (NYSE Amex: ONT), a leader in video compression solutions, today announced quarterly results for the quarter ending March 31, 2009. Revenue in the first quarter of 2009 was $4.0 million, down 10% from the first quarter of 2008, but up 12% from the fourth quarter of 2008. On a GAAP basis, first quarter net loss was ($3.0) million, or ($0.02) per share, compared to a net loss of ($4.7) million, or ($0.03), in the first quarter of 2008. GAAP net loss includes $1.0 million in restructuring and impairment charges related to a workforce reduction at On2’s Finland subsidiary. Excluding these restructuring and impairment charges, non-GAAP net loss was ($2.0) million, or ($0.01) per share. The narrowing of the loss on a year-over-year basis was primarily attributable to significant expense reductions.

Matt Frost, Chief Operating Officer and interim Chief Executive Officer of On2 Technologies said, “In the first quarter we made significant progress in both driving long-term revenue growth and reducing our overall cost structure. We are pleased with our revenue performance across the board, which produced sequential revenue increases in each of our major product lines over the fourth quarter of 2008. Video content producers and providers continue to see both quality and cost benefits of deploying On2’s technology, and these factors are as important in weak economic environments as they are in strong environments. Additionally, we were pleased to see royalties increase both year-over-year and sequentially, as it signals increases in use of our technology among our customers and their audiences.”

Frost added, “During the first quarter we made important headway in the cost reduction program that we initiated in 2008. Additionally, we restructured our Finland operation through a furlough of approximately 37 employees that we initiated in Q1. We expect that restructuring to have a positive impact on our quarterly results for the remainder of 2009. We also believe our lower cost structure, combined with an increasingly powerful product line, further positions us for long-term success.”

First Quarter Business Highlights
●
Royalties of $1.1 million in the first quarter increased 20% year-over-year and 37% sequentially. Royalties represented 28% of revenue in the quarter, compared with 21% of revenue in the first quarter of 2008 and 23% of revenue in the fourth quarter of 2008. The increase in year-over-year royalties reflects a combination of an increase in the number of royalty paying customers and higher unit shipments and/or video served using On2 technology.

On2 News Release	April 30, 2009

●	In the first quarter of 2008, On2 added over 50 new customers, excluding online sales, with 11 transactions in the quarter that contributed over $50,000 each to revenue.

●
In January, On2 announced that the Chinese video website, Tudou.com, with a catalog of over 13 million videos, is migrating to On2® VP6® video for their default video codec for creating Adobe Flash video content. Tudou.com serves over 7 million unique visitors in a day and is experiencing cost-savings from a 40% reduction in bandwidth overhead with VP6.

●
In February, On2 announced a license agreement with Shanghai InfoTM, a subsidiary of Shuoying Digital Science & Technology, a Chinese OEM manufacturer of consumer multimedia electronics. Shanghai InfoTM licensed two Hantro hardware video encoders, as well as VP6 software video decoding technology for its single-chip solution for mobile internet devices.

●
Also in February, On2 announced that 21ViaNet, the leading carrier-neutral Internet data center service provider in China, has licensed On2 VP7™ video for video-on-demand applications, enabling them to bring real-time video to telecom partners such as China Telecom and China Unicom, as well as major content providers like CCTV.

●
In March, On2 announced that VisualOn has licensed the VP6 format and software and will optimize and integrate VP6 decoding software into its multimedia software application suite for mobile platforms.

●
Also in March, On2 began implementing a number of cost reduction initiatives at its Finnish subsidiary, On2 Finland. These initiatives include a furlough of approximately 37 employees out of approximately 65 employees at the subsidiary through a process that is expected to take four months to complete. In the first quarter, On2 incurred $1.0 million in restructuring and impairment charges associated with the furlough.

Conference Call
Management will hold a conference call to discuss its results for the first quarter of 2009 and other developments in the business at 5:00pm ET on April 30, 2009.

On2 Technologies Inc. 3 Corporate Drive, Suite 100, Clifton Park, USA. Tel: 518.348.0099 Fax: 518.348.0106

On2 News Release	April 30, 2009

To access the live webcast, visit: http://www.investorcalendar.com/IC/CEPage.asp?ID=144207.

If you prefer to dial-in to the call, the information is as follows:

Live Call:	(877) 407-9210, domestic
(201) 689-8049, international
Replay:	(877) 660-6853
(201) 612-7415
Replay Passcodes:	Account #: 286
Conference ID #: 321431

The telephonic replay will be available until May 7, 2009.

About On2
On2 (NYSE Amex: ONT) creates advanced video compression technologies that power the video in today's leading desktop and mobile applications and devices. On2 customers include Adobe, Skype, Nokia, Infineon, Sun Microsystems, Mediatek, Sony, Brightcove, and Move Networks. On2 is also an industry leader in server-based video transcoding software. Their On2 VP6 video format provides web and HD-quality video for leading sites such as Hulu, Vimeo, Yahoo! Video, Dailymotion, CCTV.com, 56.com, Tudou.com and Eurosport.com. On2 Technologies is headquartered in Clifton Park, NY USA. For more information visit www.on2.com or www.on2.cn.

All trademarks mentioned in this document are the property of their respective owners.

Forward-Looking and Cautionary Statements
Except for historical information and discussions contained herein, certain statements included in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements included in this document, other than statements of historical fact, that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “expect,” “will,” “anticipate,” “should,” “plans” and other words of similar meaning. Such statements include, but are not limited to, statements regarding the potential future impact of cost cutting and containment measures, the expected size of the headcount reduction at On2 Finland and the degree to which On2’s lower cost structure, combined with an increasingly powerful product line, further positions On2 for long-term success. Investors should not rely on forward-looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the Company’s expectation. Additional information concerning risk factors is contained from time to time in the Company’s SEC filings. The Company expressly disclaims any obligation to update the information contained in this release.

On2 Technologies Inc. 3 Corporate Drive, Suite 100, Clifton Park, USA. Tel: 518.348.0099 Fax: 518.348.0106

On2 News Release	April 30, 2009

Non-GAAP Financial Measures

On2 has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net loss and non-GAAP net loss per share excluding restructuring and impairment charges. This non-GAAP information is provided to enhance the reader's overall understanding of the Company's current financial performance and prospects for the future. Specifically, On2 believes that the exclusion of restructuring and impairment charges provides useful comparative data by reflecting On2's business operations in a manner that is consistent with expected future operations. Management has historically used non-GAAP net loss and non-GAAP net loss per share when evaluating operating performance because we believe the exclusion of the items described above provides an additional measure of our core operating results and facilitates comparisons of our core operating performance against prior periods and our business model objectives. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States. In the financial tables of our earnings press release, On2 has included for the relevant periods reconciliations of GAAP net loss and GAAP net loss per share to non-GAAP net loss and non-GAAP net loss per share excluding restructuring and impairment charges.

On2 Technologies Inc. 3 Corporate Drive, Suite 100, Clifton Park, USA. Tel: 518.348.0099 Fax: 518.348.0106

On2 News Release	April 30, 2009

On2 Technologies, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three months ended March 31,
	2009	2008

Revenue	$4,016,000	$4,452,000

Operating expenses:
Cost of revenue (1)	573,000	1,430,000
Research and development (2)	2,164,000	2,808,000
Sales and marketing (2)	976,000	1,889,000
General and administrative (2)	2,074,000	2,768,000
Restructuring expense	1,032,000	-
Equity-based compensation:
Research and development	138,000	119,000
Sales and marketing	49,000	38,000
General and administrative	232,000	213,000

Total operating expenses	7,238,000	9,265,000

Income (loss) from operations	(3,222,000)	(4,813,000)

Interest and other (expense) income, net	234,000	74,000

Loss before provision for income taxes	(2,988,000)	(4,739,000)

Provision for income taxes	-	-

Net loss	$(2,988,000)	$(4,739,000)

Convertible preferred stock 8% dividend	-	-

Net loss attributable to common stockholders	$(2,988,000)	$(4,739,000)

Basic and diluted net loss per common share	$(0.02)	$(0.03)

Weighted average basic and diluted
common shares outstanding	173,361,000	170,487,000

(1) Includes equity-based compenastion of $71,000 and $83,000 for the three months ended March 31, 2009 and 2008, respectively
(2) Excludes equity-based compensation, which is presented separately

On2 Technologies Inc. 3 Corporate Drive, Suite 100, Clifton Park, USA. Tel: 518.348.0099 Fax: 518.348.0106

On2 News Release	April 30, 2009

On2 Technologies, Inc.
Condensed Consolidated Balance Sheets

ASSETS	March 31, 2009	December 31, 2008
	(unaudited)
Current assets:
Cash and cash equivalents	$3,159,000	$4,157,000
Short-term investments	131,000	132,000
Accounts receivable	2,178,000	2,730,000
Prepaid expenses and other current assets	659,000	439,000

Total current assets	6,127,000	7,458,000

Intangible assets, net	15,229,000	16,587,000
Property and equipment, net	1,188,000	1,401,000
Other assets	413,000	430,000

Total assets	$22,957,000	$25,876,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable & accrues expenses	$5,471,000	$5,720,000
Accrued Restructuring expenses	868,000	-
Deferred revenue	2,217,000	2,133,000
Short-term borrowings	16,000	63,000
Current portion of long-term debt	1,044,000	1,148,000
Capital lease obligation	245,000	260,000

Total current liabilities	9,861,000	9,324,000

Capital lease obligation, excluding current portion	362,000	432,000
Long-term debt	1,608,000	1,802,000
Warrant derivative liability	121,000	-
Total liabilities	11,952,000	11,558,000

Commitments and contingencies	-	-

Total stockholders' equity	11,005,000	14,318,000

Total liabilities and stockholders’ equity	$22,957,000	$25,876,000

On2 Technologies Inc. 3 Corporate Drive, Suite 100, Clifton Park, USA. Tel: 518.348.0099 Fax: 518.348.0106

On2 News Release	April 30, 2009

On2 Technologies, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments

	Three months ended March 31,
	2009	2008

Operating Expenses:
GAAP Operating expenses:	$7,238,000	$9,265,000
Restructuring expense	1,032,000	-
Operating expenses, excluding restructuring expense	$6,206,000	$9,265,000

Net Loss:
GAAP net loss	$(2,988,000)	$(4,739,000)
Restructuring and impairment charge	1,032,000	-
Net loss, excluding restructuring and impairment charge	$(1,956,000)	$(4,739,000)

GAAP Net loss per share	$(0.02)	$(0.03)

Net Loss per share, excluding restructuring and impairment charge	$(0.01)	$(0.03)

Investor Contact:
Garo Toomajanian
ICR, LLC
invest@on2.com
phone: + 518 881 4299

On2 Technologies Inc. 3 Corporate Drive, Suite 100, Clifton Park, USA. Tel: 518.348.0099 Fax: 518.348.0106